EXHIBIT INDEX

(a)(2)   Articles of Incorporation, as amended June 16, 1999.

(b)      By-laws, as amended January 11, 2001.

(h)(7) Agreement and Plan of Reorganization dated March 10, 2000, between Strategist Growth and Income Fund, Inc. on behalf of Strategist Equity Income Fund and AXP Investment Series, Inc. on behalf of AXP Diversified Equity Income Fund.

(h)(8) Agreement and Plan of Reorganization dated March 10, 2000, between Strategist Growth and Income Fund, Inc. on behalf of Strategist Balanced Fund and AXP Investment Series, Inc. on behalf of AXP Mutual.

(h)(10)  Transfer  Agency  Agreement  dated  May  10,  2001,   between  AXP
         Investment Series, Inc. on behalf of its underlying funds AXP Diversified Equity Income Fund and AXP Mutual and American Express Client Service Corporation.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 11, 2001.

(q)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 11, 2001.

(q)(3) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 11, 2001.

(q)(4) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 11, 2001.